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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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                              TORCH OFFSHORE, INC.
             (Exact name of registrant as specified in its charter)

              DELAWARE                                   74-2982117
(State of incorporation or organization)    (I.R.S. Employer Identification No.)

    401 WHITNEY AVENUE, SUITE 400
          GRETNA, LOUISIANA                              70056-2596
(Address of principal executive offices)                 (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:

                                                  Name of each exchange on which
Title of each class to be so registered           each class is to be registered
---------------------------------------           ------------------------------

NONE                                                              NOT APPLICABLE

         If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

         If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

         Securities Act registration statement file number to which this form relates: 333-54120 (if applicable).

Securities to be registered pursuant to Section 12(g) of the Act:

                     COMMON STOCK, PAR VALUE $0.01 PER SHARE
                                (title of class)
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ITEM 1.           DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

                  The class of securities to be registered hereby is the common stock, par value $0.01 per share (the "Common Stock"), of Torch Offshore, Inc., a Delaware corporation (the "Company"). For descriptions of the Common Stock, the other capital stock of the Company and certain anti-takeover provisions included in the charter of the Company, see the information set forth under the caption "Description of Capital Stock" in (i) the prospectus subject to completion dated May 15, 2001, included in Amendment No. 2 to the Registration Statement on Form S-1 (Registration No. 333-54120) of the Company, originally filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), on May 15, 2001 and
(ii) the related final form of prospectus to be filed with the Commission under Rule 424(b) of the Securities Act, which descriptions are incorporated herein by reference. Any statement contained in a document incorporated herein by reference shall be deemed to be modified or superseded for purposes hereof to the extent that another document incorporated herein by reference modifies or supersedes such previous statement.


ITEM 2.           EXHIBITS.

                  The following exhibits are filed as part of this Registration Statement on Form 8-A:

                  1. Certificate of Incorporation of the Company, incorporated herein by reference to Exhibit 3.1 of the Registration Statement.

                  2. Bylaws of the Company, incorporated herein by reference to Exhibit 3.2 of the Registration Statement.

                  3. Certificate of Amendment to Certificate of Incorporation of the Company, incorporated herein by reference to Exhibit 3.3 of the Registration Statement.

                  4. Form of Specimen Common Stock Certificate, incorporated herein by reference to Exhibit 4.1 of the Registration Statement.

                  *5. Form of Registration Rights Agreement among the Company and the stockholders named therein, incorporated herein by reference to Exhibit 4.2 of the Registration Statement.






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*The final form of this exhibit will be filed with a Current Report on Form 8-K to be subsequently filed with the Commission by Torch Offshore, Inc. and is hereby deemed to be incorporated by reference herein.
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                                    SIGNATURE


Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                         TORCH OFFSHORE, INC.



Date: June 6, 2001                       By: /s/ Lyle G. Stockstill
                                                 Lyle G. Stockstill
                                                 Chairman of the Board and Chief
                                                 Executive Office